Exhibit 5.1

                               OPINION OF COUNSEL
Goldberg Law Group, P.A.
133 First Street North
Suite 2
Saint Petersburg, Florida 33701

                                  June 14, 2002

Teleon Corporation
f/k/a Tel-One, Inc.
5414 West Crenshaw Street
Tampa, Florida 33634


Re: Registration Statement Form S-8

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Teleon Corporation, formerly Tel-One, Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1. 328,220 shares of common stock, $.0001 par value (the "Shares") issuable pursuant to a Consulting Agreement with Kyle Kennedy dated June 13, 2002.
2. 200,000 shares of common stock, $.0001 par value (the "Shares") issuable pursuant to a Consulting Agreement with Christopher Gilcher dated May 8, 2002.
3. 200,000 shares of common stock, $.0001 par value (the "Shares") issuable pursuant to a Consulting Agreement with Donald Quarterman dated May 8, 2002. (Collectively the "Agreements")

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation as amended, Bylaws, and the Resolution of its Board of Directors authorizing and approving these Agreements, the Agreements, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein and pursuant to provisions in each agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

Sincerely,

                             GOLDBERG LAW GROUP, P.A.


                             /S/ GOLDBERG LAW GROUP
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